Exhibit 10.16

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

COMMON STOCK PURCHASE WARRANT

OF

TRANSMEDICS, INC.

Warrant No. 2003-	December , 2003

1. Issuance. This Common Stock Purchase Warrant (this “Warrant”) is issued to                                          by TransMedics, Inc., a Delaware corporation (hereinafter, with its successors, called the “Company”) on December     , 2003.

2. Purchase Price; Number of Shares. Subject to the terms and conditions hereinafter set forth, the registered holder of this Warrant (the “Holder”), commencing on the date hereof, is entitled to purchase from the Company an aggregate of ____________ fully paid and nonassessable shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”) at an exercise price per share (the “Purchase Price”) of $0.05 until the Expiration Date (as defined below). The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares.”

3. Expiration Date; Automatic Exercise. This Warrant shall expire upon the earlier of (a) ten (10) years from the date hereof, and (b) the closing of a Qualified Public Offering (as defined below) (the “Expiration Date”), and shall be void thereafter. Notwithstanding the foregoing, unless earlier exercised pursuant to Section 4, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of Section 5 hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to the preceding sentence only if, and to the extent that, the fair market value of one share of Common Stock, as determined in good faith by the Board of Directors on the Expiration Date exceeds the Purchase Price then in effect. For purposes hereof, a “Qualified Public Offering” means the closing of the sale of shares of Common Stock of the Company at a price of at least $5.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $30,000,000 of gross proceeds to the Company.

4. Exercise; Payment of Purchase Price. This Warrant may be exercised by surrender of this Warrant and the tender of the Notice of Exercise substantially in the form attached hereto as Exhibit A, to the Company at its principal office, or at the office of its stock transfer agent, if any, and accompanied by payment of the Purchase Price for the number of

Warrant Shares specified in such form and any applicable taxes. The Purchase Price for any Warrant Shares may be paid (i) in cash, check or by wire transfer of immediately available funds, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, (iii) through delivery by the Holder to the Company of other securities issued by the Company, with such securities being credited against the Purchase Price in an amount equal to the fair market value thereof, as determined in good faith by the Board of Directors, (iv) by surrender of this Warrant pursuant to the Net Issue Election in Section 5 hereof, or (v) by any combination of the foregoing.

5. Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company (“Net Issue Election”). Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X	=	Y (A-B)
A

where	X=	the number of shares of Common Stock to be issued to the Holder pursuant to this Section 5.

	Y=	the number of shares of Common Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 5.

	A =	the fair market value of one share of Common Stock, as determined in good faith by the Board, at the time the net issue election is made pursuant to this Section 5.

	B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 5.

The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market value of one share of Common Stock.

6. Partial Exercise. This Warrant may be exercised in part, and the Holder shall, upon surrender of the Warrant to the Company for cancellation, be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

7. Issuance of Certificates for Shares; Issuance Date. Upon any exercise of this Warrant, one or more certificates for the number of shares of Common Stock so purchased shall be issued as soon as practicable thereafter, but not later than ten (10) business days from the date of such exercise (with appropriate restrictive legends, as applicable) registered in the name of the Holder or the Holder’s designee. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

8. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9. Subdivision, Combination or Dividends. If after the Original Issue Date (as defined in Section 13 hereof) the Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased, in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

10. Mergers and Reclassifications. If at any time or from time to time after the exercise of this Warrant the Company shall effect any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

11. Fractional Shares. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 11, be entitled to receive a fractional share of Common Stock, then the Company shall, in lieu of delivering such fractional share of Common Stock, shall pay to the Holder an amount in cash equal to the current fair market value of such fractional share of Common Stock, as determined in good faith by the Board.

12. Notices of Record Date, Etc. In the event of:

(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution,

(b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice containing a brief description of the proposed action and stating (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

13. Other Warrants. This Warrant is one of a series of warrants (collectively, the “Warrants”) that were originally issued by the Company starting on December     , 2003 (the “Original Issue Date”) pursuant to that certain Securities Purchase Agreement dated as of December ___, 2003 (the “Purchase Agreement”), among the Company and the other parties thereto.

14. Registration Under Securities Act of 1933, as amended. The shares of Common Stock issuable upon exercise of this Warrant Stock have certain registration rights pursuant to, and as set forth in, that certain Amended and Restated Investor Rights Agreement of even date herewith among the Company and the other parties named therein (the “Investor Rights Agreement”).

15. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holders of Warrants representing at least a majority of the number of shares of Common Stock then issuable upon the exercise of the Warrants. No such amendment, modification or waiver shall be effective as to this Warrant unless the terms of such amendment, modification or waiver shall apply with the same force and effect to all of the other Warrants then outstanding.

16. Warrant Register; Transfers, Etc.

16.1. The Company will maintain a register containing the names and addresses of the registered holders of the Warrants. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

16.2. Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with a properly endorsed Assignment Form in substantially the form attached hereto as Exhibit B (the “Assignment Form”), for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with a properly endorsed Assignment Form, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred. The assignee shall execute a counterpart signature page attached as Exhibit D to the Stockholders’ Agreement of even date herewith among the Company and the other parties named therein (the “Stockholders’ Agreement”) by which such transferee agrees to be subject to the rights and obligations under the Purchase Agreement, the Stockholders Agreement and the Investor Rights Agreement in the capacity of a “Purchaser.”

16.3. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company, provided, however, that so long as the Holder is the registered holder of this Warrant, no indemnity shall be required other than its written agreement to indemnify the Company against any loss arising from the issuance of such new warrant.

17. Compliance With Securities Act; Transferability of Shares of Common Stock Issuable Hereto. The Holder, by acceptance hereof, agrees that this Warrant, and the shares of Common Stock issuable upon exercise of this Warrant, are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock issuable upon exercise of this Warrant, except under circumstances which will not result in a violation of the Securities Act, or any applicable state securities laws. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED

FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

18. Rights of Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

19. Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be in writing and shall be deemed delivered and effective when given personally, or mailed by first-class registered or certified mail, postage prepaid, or sent via reputable overnight courier service, fee prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, by the Company or such holder from time to time.

20. No Impairment. The Company will not, by amendment of its Second Amended and Restated Certificate of Incorporation, as amended from time to time, or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

21. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

22. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be construed and enforced in accordance with and governed by the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

23. Successors and Assigns. This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

24. Business Days. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in Massachusetts, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

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IN WITNESS WHEREOF, the undersigned have caused this Warrant to be duly executed as of the date first set forth above.

TRANSMEDICS, INC.

By:
Waleed H. Hassanein
President and Chief Executive Officer

EXHIBIT A

NOTICE OF EXERCISE

To: TransMedics, Inc.

The undersigned hereby elects to [check applicable box]:

☐	Purchase shares of Common Stock (as defined in the attached Warrant) of TransMedics, Inc., pursuant to the terms of the attached Warrant and payment of the Purchase Price required under such Warrant accompanies this notice.

OR

☐	Exercise the attached Warrant for shares of Common Stock issuable under the Warrant pursuant to the net issue election of Section 5 of such Warrant.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

Date:	WARRANTHOLDER:

By:
Name:
Address:

Name in which shares should be registered:

Address:

EXHIBIT B

ASSIGNMENT FORM

TO: TransMedics, Inc. (the “Company”)

The undersigned hereby assigns and transfers unto
(Type or print name of Assignee)
of
(Type or print address of Assignee)

the Warrant to purchase shares of Common Stock of the Company, dated as of December     , 2003, issued by the Company to the undersigned (the “Warrant”) and does hereby irrevocably constitute and appoint                      as Attorney, to transfer the Warrant on the books of the Company with full power of substitution on the premises. Upon such transfer, the person named above shall become a “Holder” for the purposes of this Warrant.

Date:	By:

(Print Name of Signatory)

(Title of Signatory)

Schedule to Exhibit 10.16

Name of Warrant Holder	Issue Date of Warrant	Number of Common Shares Subject to Warrant
3i Technology Partners L.P.	December 12, 2003	1,000,000
CB Healthcare Fund II, L.P.	December 12, 2003	490,487
CB-AH Parallel Fund II, L.P.	December 12, 2003	79,513
POSCO BioVentures I, L.P.	December 12, 2003	400,000
Novel BioVentures, LLC	December 12, 2003	300,000
Sherbrooke Capital Health and Wellness, L.P.	December 19, 2003	548,240
Sherbrooke Capital Health and Wellness Advisors Fund, L.P.	December 19, 2003	1,760